BDO Reanda
Certified Public Accountants
[illegible]
Tel: 0086-10-85586670
Fax: 0086-10-85586677

[illegible]
电话：0086-10-85586670
传真：0086-10-85586677

Consent of Independent Registered Public Accounting Firm

Diguang International Development Co., Ltd.
8TH Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen, PRC

We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated March 23, 2007, relating to the consolidated financial statements of Diguang International Development Co., Ltd., which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Reanda
Beijing, People's Republic of China
May 8, 2007